FASTCOM, LTD.
                            MANAGEMENT INCENTIVE PLAN
                           ---------------------------
     1. TERMS.  This Document  (the Plan) and the  Partnership  Agreement  shall govern  all  terms  and  conditions  (the  Terms)  of the  MIP  Special  Limited
Partnership Units of the Partnership, and all persons admitted to the Partnership as MIP Special Limited Partners.

     2. ADMINISTRATION. The Terms shall be administered by the Board of Directors (the "Board") of Fastcom Management, Inc., the General Partner (the "General Partner") of the Partnership. The Board may establish, subject to the provisions hereof, such rules and regulations as it deems necessary for the proper administration hereof, and has the authority to construe and interpret these Terms whenever any question of meaning arises under it and make such determinations and take such action in connection therewith or in relation to the Terms as it deems necessary or advisable, consistent with the Terms. Any such construction or interpretation shall be binding both on the Partnership and on the MIP Special Limited Partner, his personal representatives, the representatives of his estate, his heirs, or anyone else having or claiming to have an interest as a MIP Special Limited Partner. Determinations by the Board shall be by majority vote and shall be binding on all parties with respect to all matters relating to the Terms.

     3. ELIGIBILITY. Regular full-time employees of the Partnership who are key employees of the Partnership shall be eligible to become MIP Special Limited
Partners.  Such  employees  are  herein  referred  to as  "MIP  Special  Limited
Partners."

     4. GRANT OF UNITS.
          (a) The Board may from time to time, in its discretion and subject to the provisions of the Terms, grant MIP Special Limited Partner units (the "Units") to any or all MIP Special Limited Partners. Each grant shall be embodied in a Management Incentive Plan Special Limited Partner Agreement (the "Agreement") signed by the MIP Special Limited Partner and the Partnership providing that the grant of Units shall be subject to these Terms and containing such other provisions as the Board may prescribe not inconsistent with the Terms. The "Date of Grant" for each Unit shall be the date determined by the Board. The aggregate number of Units available for grant hereunder is five hundred (500) Units, each of which represent 1/500 of the aggregate MIP Special Limited Partnership Units. Unless otherwise provided herein or in the Agreement, all rights of MIP Special Limited Partners to Units vest as follows:
 ______________________________________________________________________________
|    Anniversary Date of Grant            |     Percentage of Vested Units     |
|_________________________________________|____________________________________|
|               First                     |            33 3/3%                 |
|_________________________________________|____________________________________|
|               Second                    |            66 2/3%                 |
|_________________________________________|____________________________________|
|               Third                     |               100%                 |
|_________________________________________|____________________________________|

    5. UNITS. Units granted to a MIP Special Limited Partner shall be credited to a Unit account (the "Account") established and maintained for such MIP Special Limited Partner. The Account of a MIP Special Limited Partner shall be the record of Units granted to the MIP Special Limited Partner hereunder. The Account is solely for accounting purposes and there shall not be a segregation of any Partnership assets. Each Unit shall be valued in the manner provided in
Section 8.

     6. FORFEITURE OF UNITS. The tables attached hereto as Exhibit A, Exhibit B and Exhibit C, incorporated by reference herein, shall govern forfeiture of Units. For purposes of Exhibit A: (i) a MIP Special Limited Partner will be considered disabled if, in the determination of the Board, he is subject to a physical or mental condition which is expected to render the MIP Special Limited Partner unable to perform his usual duties or any comparable duties for the Partnership; and (ii) a MIP Special Limited Partner will be considered retired if the MIP Special Limited Partner's employment with the Partnership terminates at or after the date the MIP Special Limited Partner attains the age of 65.

     7. NON-TRANSFERABILITY. Units granted hereunder, MIP Special Limited Partner Units, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than as provided in the Partnership Agreement. In the event of a MIP Special Limited Partner's death, the right to any amount due pursuant to the terms of paragraph 9 hereto shall be made to the duly appointed and qualified executor or other personal representative of the MIP Special Limited Partner to be distributed in accordance with the MIP Special Limited Partner's will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased MIP Special Limited Partner, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased MIP Special Limited Partner's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

     8. VALUATION OF UNITS. The value of the Units is determined pursuant to the formula (the Formula) used to determine the number of shares (the Shares) of Thrucomm, Inc., a Florida corporation (Thrucomm), to be issued or other assets (including cash) to be distributed (Assets) upon a Mandatory Conversion Event of the Mandatory Convertible Preferred Stock, Series M ("Series M Stock") of Thrucomm, all as further set forth in the Statement of Rights and Preferences for such Series M Stock filed or to be filed with the Secretary of State of Florida. Anything to the contrary notwithstanding, no holder of the Units shall be entitled to any distribution thereon in any form in excess of that .01% aggregate interest as a MIP Special Limited Partner as provided in Section 9.2(c) of the Partnership Agreement, including but not limited to that from a conversion of the Series M Stock, at any time at or after a Mandatory Conversion Event if the Value used in the Formula is less than $30,000,000 aggregate (the Minimum Amount), subject to adjustment upward but not downward, as follows: If within 6 months from the date of adoption of this Plan, the Partnership, Datalinc or Thrucomm receive one or more infusions of equity or deemed equity (the Infusions), as reflected in the financial statements of the entity receiving the infusion audited by Price Waterhouse and Co., L.L.P., valued at up to $5,000,000, the $30,000,000 Minimum Amount shall be increased dollar for dollar by the amount of the Infusions. There is no limit on the number of adjustments so made; the limits are only on the time period and the amounts as specified above.

     9. MANDATORY CONVERSION EVENT. Upon a Mandatory Conversion Event all Units shall be considered 100% vested. However, any Shares or Assets received thereon shall continue to be governed by these Terms. SEQ 4_1 \* Arabic \n10. Covenant Not To Compete. MIP Special Limited Partner agrees to conform to the following concerning non-competition.

          (a) Partnership undertakes to train MIP Special Limited Partner and to give MIP Special Limited Partner confidential information and knowledge about Partnership's business policies, accounts procedures and methods. For the purposes of this Agreement, the term "confidential information" shall include but is not limited to any list of suppliers, customers, investors, stockholders, including their names, addresses, phone numbers, amount of investments and similar information, and in addition, any operational information of Partnership , including but not limited to information on Partnership's methods of conducting business, profits and/or losses of Partnership, marketing material and any information that would reasonably be considered proprietary or confidential in nature. Partnership has established a valuable and extensive trade in its products and services, which business has been developed at a considerable expense to Partnership. The nature of the business is such that the relationship of its customers with Partnership must be maintained through the close personal contact of its employees.

          (b) MIP Special Limited Partner desires to enter into or continue in the employ of Partnership and by virtue of such employment by Partnership, MIP Special Limited Partner will become familiar with the manner, methods, secrets and confidential information pertaining to such business. During the term of such employment, MIP Special Limited Partner will continue to receive additional confidential information of the same kind. Through representatives of Partnership, MIP Special Limited Partner will become personally acquainted with the business of Partnership and its methods of operation.

          (c) In consideration of the employment or continued employment of MIP Special Limited Partner and the rights as herein provided, the training of MIP Special Limited Partner by Partnership, and the disclosure by
     Partnership to MIP Special Limited Partner of the knowledge and confidential information described above, Partnership requests and MIP Special Limited Partner makes the covenants hereinafter set forth. MIP Special Limited Partner understands and acknowledges that such covenants are required for the fair and reasonable protection of the business of Partnership carried on in the area to which the covenants are applicable and that without the limited restrictions on MIP Special Limited Partner's activities imposed by the covenants, the business of Partnership would suffer irreparable and immeasurable damage. The covenants on the part of MIP Special Limited Partner shall be construed as an agreement independent of any other provision of this Agreement, and existence of any claim or course of action whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Partnership of the covenants.

          (d) MIP Special Limited Partner agrees that during the term of MIP Special Limited Partner's employment and for the period of twelve (12) months immediately following the termination of employment (which said time period shall be increased by any time during which MIP Special Limited Partner is in violation of this Agreement) MIP Special Limited Partner will not, within the territory hereinafter defined, directly or indirectly, for MIP Special Limited Partner, or on behalf of others, as an individual on

     MIP Special Limited Partner's own account, or as an MIP Special Limited Partner, agent, or representative for any other person, partnership, firm or corporation:

               (i) Compete with the business of Partnership by engaging or participating in or furnishing aid or assistance in competition with the business of Partnership.

               (ii) Engage, in any capacity, directly or indirectly, in or be employed by any business similar to the kind or nature of business conducted by Partnership during the employment.

               (iii) For the purposes of this paragraph 10, the business of Partnership shall be limited to the wireless data transfer business, which means any business primarily involving the wireless transfer of data on behalf of third parties.

          (e) The territory referred to in this paragraph 10 shall be the United States.

          (f) Each restrictive covenant is separate and distinct from any other covenant set forth in this paragraph. In the event of the invalidity of any covenant, the remaining obligation shall be deemed independent and divisible. The parties agree that the territory set forth is reasonable and necessary for the protection of Partnership . In the event any term or condition is deemed to be too broad or unenforceable, said provision shall be deemed reduced in scope to the extent necessary to make said provision enforceable and binding.

     11. INDUCING EMPLOYEES OF PARTNERSHIP TO LEAVE. Any attempt on the part of MIP Special Limited Partner to induce others to leave Partnership's employ or any efforts by MIP Special Limited Partner to interfere with Partnership's relationship with other employees would be harmful and damaging to Partnership. MIP Special Limited Partner expressly agrees that during the term of MIP Special Limited Partner's employment and for a period of twelve (12) months thereafter (provided said time period shall be increased by any time during which MIP Special Limited Partner is in violation of this Agreement), MIP Special Limited Partner will not in any way directly or indirectly:

          (a) Induce or attempt to induce an employee to sever his or her employment with Partnership;
          (b) Interfere with or disrupt Partnership's relationship with other employees; and
          (c) Solicit, entice, take away or employ any person employed with Partnership.

     12. CONFIDENTIAL INFORMATION. It is understood between the parties hereto that during the term of employment, MIP Special Limited Partner will be dealing with confidential information, as defined above, which is Partnership's property, used in the course of its business. MIP Special Limited Partner will not disclose to anyone, directly or indirectly, any of such confidential information or use such information other than in the course of MIP Special Limited Partner's employment. All documents that MIP Special Limited Partner prepares, or confidential information that might be given to MIP Special Limited Partner in the course of employment, are the exclusive property of Partnership and shall remain in Partnership's possession. Under no circumstances shall any such information or documents be removed without Partnership's written consent first being obtained, except for information used in the MIP Special Limited Partners regular course of employment with the Partnership.

     13. ADJUSTMENTS. MIP Special Limited Partner acknowledges that the number of Shares issued or Assets distributed upon a Mandatory Conversion Event for the Series M Stock is subject to change, including dilution, in accordance with the Rights and Preferences of the Series M Stock, and MIP Special Limited Partner has no right to object thereto.


     14. AMENDMENT. The Board may amend these Terms at any time or from time to time, but may not reduce the number of Units previously issued to MIP Special Limited Partner.

     15. PARTNERSHIP RESPONSIBILITY. All expenses related to the Units, including the cost of maintaining records, shall be borne by the Partnership. The Partnership shall have no responsibility or liability for any act or thing done or left undone with respect to the grant of Units hereunder, so long as the Partnership acts in good faith.

     16. IMPLIED CONSENT OF MIP SPECIAL LIMITED PARTNERS. Every MIP Special Limited Partner, by his acceptance of a grant of Units hereunder, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, assigns, and legal representatives, by all of the terms and conditions of this Agreement and the Partnership Agreement.

     17. WITHHOLDING. The Partnership shall have the right to deduct from all amounts paid pursuant to the Terms any taxes required by law to be withheld with respect to such awards.

     18. VOTING. No MIP Special Limited Partner shall be entitled to any voting rights with respect to Units credited to his Account.

     19. MISCELLANEOUS PROVISIONS. No MIP Special Limited Partner or other person shall have any claim or right to be granted an award hereunder. No action taken hereunder shall be construed as giving any MIP Special Limited Partner any right to be retained in the employ of the Partnership.

     20. EFFECTIVENESS AND TERMS OF TERMS. The effective date of the Terms shall be July 15, 1997.

     21. ASSUMPTION OF RIGHTS AND OBLIGATIONS BY THRUCOMM. Upon the consummation of the contemplated reorganization of the Partnerships business into Thrucomm, all rights, obligations and liabilities hereunder shall be transferred to and assumed by Thrucomm, with no further action of Partnership or MIP Special Limited Partner required, and Thrucomm shall be substituted for Partnership throughout these Terms. If, prior to such time, the MIP Special Limited Partner is an employee of Thrucomm, all provisions applicable to the MIP Special Limited Partner and the Partnership shall be interpreted by substituting Thrucomm for the Partnership hereunder.

                IN WITNESS WHEREOF, Partnership has caused this instrument to be executed as of this 1st day of August, 1997.


               FASTCOM, LTD.

               By:  Fastcom Management, Inc.,
                      General Partner

               By:___________________________________

               Its:____________________________________

FASTCOM, LTD.
MANAGEMENT INCENTIVE PLAN SPECIAL LIMITED PARTNER AGREEMENT

The Board of Directors of Fastcom Management, Inc., the General Partner of Fastcom, Ltd. (the "Partnership") has granted the following units (the "Units") to the MIP Special Limited Partner named below, in accordance with the
Partnership   Agreement   and   the   Terms.

1.   Name of MIP Special Limited Partner:___________________________________

2.   Date of Grant: _____________________________

3.   Number of Units Granted:_______________________

4.   Percent   Vested   as  of   Date   of   Grant: ____________________

     Subject to the terms and conditions specified in the Terms, a copy of which is attached hereto and made a part hereof and the Partnership Agreement into which the Terms are incorporated by reference, the MIP Special Limited Partner has been granted the number of Units shown in Line 3 above.

     The Board of Directors has the authority to construe and to interpret the terms of this grant whenever any question of meaning arises under it, and any such construction or interpretation shall be binding both on the Partnership and on the MIP Special Limited Partner, his personal representatives, the representatives of his estate, his heirs, or anyone else having or claiming to have an interest under this grant. This grant shall be construed and administered in accordance with and governed by the laws of the State of Florida.

     The MIP Special Limited Partner, by his acceptance of this grant of Units, shall be bound on his own behalf and on behalf of his heirs, legal representatives, and any other person claiming through or under him, by all of the terms and conditions of this grant and of the Terms and the Partnership Agreement.

                                        Agreed and Accepted:


                                        --------------------------
                                        Signature of MIP Special Limited Partner